Exhibit 10.4

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNITS

TERMS AND CONDITIONS

(Canadian Non-Employee Directors)

This document sets forth the terms and conditions of the Restricted Stock Unit Award made as of the 15th day of January, 2016 (the “Grant Date”) by ConocoPhillips, a Delaware corporation (the “Company”) to                  (the “Grantee”) pursuant to the Resolutions approved by the Board of Directors on July 1, 2003, September 22, 2004, February 4, 2005, November 18, 2005, October 4, 2006, December 3, 2010, April 4, 2012, and December 6, 2013.

1.

Award. Effective as of the Grant Date, the Company awarded to the Grantee              Restricted Stock Units. The number of units was determined by dividing the value of the equity compensation payable on the Grant Date by the fair market value on the Grant Date (as fair market value is determined under the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips), and rounding up to the next whole unit.

2.

Restrictions. The Restricted Stock Units granted to the Grantee may not be sold, assigned, transferred, pledged, or otherwise encumbered from the Grant Date until the date the Grantee obtains a vested right to the units (and the restrictions thereon terminate) in accordance with these provisions.

The Grantee shall have a vested right to settlement of all of the Restricted Stock Units, including additional Restricted Stock Units issued as a result of dividend equivalents being reinvested during the Restriction Period, upon separation from service, whether by death, disability, retirement, or otherwise, with the Board of Directors of ConocoPhillips. Notwithstanding the foregoing, Grantee shall also have a vested right to settlement of all of the Restricted Stock Units upon a Change of Control, however, in this event, the Restricted Stock Units shall not be settled in unrestricted stock until separation from service.

The period of time between the Grant Date and the date that the Restricted Stock Units are settled as unrestricted stock shall be referred to as the “Restriction Period” as to those Units. In the event that any day on which the Grantee would otherwise receive unrestricted shares is a Saturday, Sunday, or holiday, the Grantee shall instead receive the unrestricted shares on the first business day immediately following such date.

3.

Dividend Equivalents. If a regular cash dividend on the Common Stock of ConocoPhillips, par value of $.01 per share, is declared by the Board of Directors of ConocoPhillips with a record date that occurs during the Restriction Period, a Dividend Equivalent equal to the value of the dividend or other distribution shall be reinvested in additional Restricted Stock Units as of the date such dividends are payable and such additional Restricted Stock Units shall be subject to the same terms and conditions as the Grant of Restricted Stock Units. The number of Restricted Stock Units acquired through this reinvestment of Dividend Equivalents shall be calculated in basically the same manner as the Company’s Dividend Reinvestment Program. The Restricted Stock Units are not eligible for any dividend equivalent payments with regard to any extraordinary cash dividends on the Common Stock of ConocoPhillips, par value of $.01 per share, that may be declared by the Board of Directors of ConocoPhillips.

4.

Forfeiture. Notwithstanding anything herein to the contrary, if prior to settlement of the Restricted Stock Units as unrestricted stock, the Board of Directors finds sufficient cause, in its absolute discretion, it may resolve to forfeit any or all of the Restricted Stock Units held for the Grantee; provided, however, that this provision shall not apply after a Change of Control has occurred. Such forfeiture shall apply to Beneficiaries as well as the Grantee.

5.	Voting Rights. The Grantee has no voting rights or other interests in shares of Common Stock of ConocoPhillips as a result of having this Award.

6.

Settlement. After the end of the Restriction Period, the Grantee will receive unrestricted shares of ConocoPhillips stock in the same number as the Restricted Stock Units, and the Restricted Stock Units shall be canceled. The date of such settlement is referred to as the “Settlement Date.” Any fractional shares shall be paid in cash at the fair market value on the Settlement Date. Unrestricted shares of ConocoPhillips Common Stock shall be distributed to the Grantee not later than March 15 of the calendar year following the end of the Restriction Period.

7.

Taxes. In general terms, under current U.S. and Canadian tax laws, it appears that the value of the Units is not considered taxable income to the Grantee until the restrictions lapse and settlement in ConocoPhillips Common Stock is made.

At the time the Restricted Stock Units are to be settled, the Company shall have the right to withhold an appropriate amount of cash or the number of shares of Common Stock, or combination of both, for payment of taxes or other amounts required by law or to take such action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of taxes.

8.

Beneficiary Designations. The Grantee shall file with the Company on such form as may be prescribed by the Company, a designation of one or more beneficiaries and, if desired, one or more contingent beneficiaries (each referred to herein as a “Beneficiary”) to whom settlement of the Restricted Stock Units or Restricted Stock otherwise due the Grantee under the provisions of the Restricted Stock Unit Award shall be distributed in the event of the death of the Grantee. The Grantee shall have the right to change the Beneficiary or Beneficiaries. After receipt by the Company, the beneficiary designation shall take effect as of the date on which this form was signed by the Grantee, whether or not he or she is living at the time of such receipt but without prejudice to the Company on account of any payment made before receipt thereof.

If the Grantee has designated more than one beneficiary, settlement will be made in equal shares to such of the designated beneficiaries as survive the Grantee, unless the Grantee has designated otherwise on the Beneficiary Designation Form. If no designated beneficiary survives the Grantee, settlement will be made in the following order of priority: (i) the Grantee’s surviving spouse; (ii) the Grantee’s estate. Any beneficiary designation for Restricted Stock received by the Company shall also apply to Restricted Stock Units, and vice versa. The most recent beneficiary designation made by the Grantee shall be given effect as to all Restricted Stock or Restricted Stock Units granted to the Grantee as compensation for services rendered as a non-employee director of the Company.

9.

Nonalienation of Benefits. Except as contemplated by Section 9 above, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, whether voluntary, involuntary, or by operation of law, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits. If the Grantee or the Grantee’s Beneficiary hereunder shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit hereunder, other than as contemplated by Section 9 above, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

10.

Prerequisites to Benefits. Neither the Grantee, nor any person claiming through the Grantee, shall have any right or interest in the Restricted Stock Units awarded hereunder, unless and until all the terms, conditions, and provisions that affect the Grantee or such other person shall have been complied with as specified herein.

11.

Delivery of Shares. In the event the Company has not obtained shareholder approval of a plan providing for delivery of stock, the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. If necessary to comply with any such law, rule, regulation, or agreement, the Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock. If the Company is unable in accordance with this paragraph to deliver stock in settlement, the Company may substitute payment in cash at the fair market value of the Restricted Stock Units on the Settlement Date.

12.	Rights as a Stockholder. The Grantee (or Beneficiary) does not have any rights as a stockholder with respect to the Restricted Stock Units.

13.

Adjustments. If the Common Stock of the Company is changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar events, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its shareholders other than a regular cash dividend or extraordinary cash dividends, a corresponding adjustment shall be made in the number of Restricted Stock Units under this Award.

14.

Amendment. Without the consent of the Grantee, the provisions of this Award may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Grantee or to add to the rights of the Grantee or to surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Grantee with respect to the Award evidenced hereby without the Grantee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws.

15.

Grantee Service. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue as a Non-Employee Director of the Company.

16.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

17.	Definitions. For purposes of this Award, Separation from Service and Change of Control are defined as follows:

(a)

Separation from Service is the termination of Board service, provided that such term shall be interpreted to accord with the term “separation from service” as used in section 409A of the Internal Revenue Code of the United States, as may be amended from time to time.

(b)

Change of Control shall have the same meaning as set forth in the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, except that the measurement date shall be changed from May 13, 2014, to the Grant Date.